Exhibit 4.4

BARECON 2001 STANDARD BARE BOAT CHARTER 1. Shipbroker Japan Shipping Services Co., Ltd. 3. Owners/Place of business (Cl. 1) Ml-DAS LINE S.A. Ml-DAS LINE S.A. to be guaranteed by Doun Kisen Co., Ltd as per performance guarantor 5. Vessel's name, call sign and flag (Cl. 1 and 3) Name: M.T. Tove Knutsen Flag: NIS IMO: 9868376 6. Type of Vessel Crude oil/ Shuttle tanker 8. When/Where built November 2020 HYUNDAI HEAVY INDUSTRIES 10. Classification Society (Cl. 3) DNV (Det Norske Veritas) 2. Place and date Haugesund, 13th August, 2025 -· •• BIMCO STANDARD FORM PART 1 4. Bareboat Charterers/Place of business (Cl. 1) KNOT SHUTTLE TANKERS 34 AS KNOT SHUTTLE TANKERS 34 AS to be guaranteed by KNOT Offshore Partners LP as per performance guarantor 7. GT/NT GT: 84,666 NT: 48,960 9. Total DWT (abt.) in metric tons on summer freeboard 152,868DWT 11. Date of last special survey by the Vessel's classification society N/A Cop,/rlght (D 2001 BIMCO. All rtghts reserved. Any unauthorised cop'jing, duplication, reproduction or distribution of this SIMCO SmartCon document wtll constitute an infringement of BIMCO's copyrisht. Explanatory notes are iNailable from BIMCO at www.bimco org. First publlshed In 1974 as BARECON A and e Amalgamated and revised in 1989 Revised 2001. Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential, and the terms have been marked at the appropriate place with six asterisks (******).

12 Further particulars of Vessel (also indicate minimum number of months' validity of class certificates agreed acc. To Cl. 3} N/A 13. Port or Place of delivery (Cl. 3) See Clause 32 16. Port or Place of redelivery (Cl. 15) Worldwide always within Institute Warranty Limits(IWL) 18. Running days' notice if other than stated in Cl. 4 See Clause 32 20. Trading limits (Cl. 6) 14. Time for delivery (Cl. 4) See Clause 32 15. Cancelling date (Cl. 5) See Clause 32 17. No. of months' validity of trading and class certificates upon redelivery (Cl. 15) Three (3) months, or less where part of customary renewal procedures 19. Frequency of dry-docking (Cl. lO(g)) As required by class Worldwide Trading always within Institute Warranty Limits (IWL).However, any country designated pursuant to any International (including United nations, or United States or European Union or member state of European Union or United Kingdom or Japan, Panama, Malta) or regulation imposing trade and economic sanctions, prohibitions or restrictions (which may be amended from time to time during the Charter Period), North Korea, Israel, Russia and other countries sanctioned/ boycotted / banned by UN or USA, Japan, Panama, Malta, to be excluded from trading. If the situation of the country(ies) or a country not including in trading is changed, both parties will discuss. War or warlike zone to be excluded. Charterers may breach IWL against payment of additional premium/expense prior to Charterers' written notice to the Owners. 21. Charter period (Cl. 2) Ten (10) years from the time of delivery 22. Charter hire (Cl. 11) ****** 23. New class and other safety requirements (state percentage of Vessel's insurance value acc. To Box 29}(CI. lO(a)(ii)) See Clause 40 24. Rate of interest payable acc. To Cl. 11 (f) and, if applicable, acc. To PART IV 6.00% 25. Currency and method of payment (Cl. 11) United States Dollars (see also clause 11) �opyrigt'-t rQ 2001 SIMCO All tIghB reserv�d Any unJuchor sed copyirg, duplfcat1on, reprodyction or distribution of this SIMCO SmartCon dl'lcumcnt will constitute an infringement of BIMCO's co1Jvrlcrt. E>li:ilaratory notes ;irr nv�ilable frnm BIMCO at www bimco or� first published in 1974 as BA",ECON A and 9. Am.1IR;al'!lated and rev,sea in 1989 Revised ZOO}.

27. Bank guarantee/bond (sum and place) (Cl. 24) (optional) N/A 26. Place of payment; also state beneficiary and bank account (Cl. 11) ****** 28. Mortgage(s), if any (state whether 12(a) or (b) applies; if 29. Insurance (hull and machinery and war risks) (state 12(b) applies state date of Financial Instrument and name of value acc. To Cl. 13(f) or, if applicable, acc. To Cl. 14(k)) Mortgagee(s)/Place of business) (Cl. 12) (also state if Cl. 14 applies) See Clause 36 See Clause 37 30. Additional insurance cover, if any, for Owners' account 31. Additional insurance cover, if any, for Charterers' limited to (Cl. 13(b) or, if applicable, Cl. 14(g)) account limited to (Cl. 13(b) or, if applicable, Cl. 14(g)) N/A N/A 32. Latent defects (only to be filled in if period other than 33. Brokerage commission and to whom payable (Cl. 27) stated in Cl. 3) N/A N/A 34. Grace period (state number of clear banking days) (Cl. 35. Dispute Resolution (state 30(a), 30{b) or 30(c); if 30(c) 28) agreed Place of Arbitration must be stated (Cl. 30) Three (3) banking days (as defined in clause 1) (a) English law; London arbitration clause 30(a) 36. War cancellation (indicate countries agreed) (Cl. 26(f)) N/A 37. Newbuilding Vessel (indicate with "yes" or "no" whether 38. Name and place of Builders (only to be filled in if PART PART Ill applies) (optional) Ill applies) N/A N/A Copyright© 2001 BIMCO All rights reserved. Any unauthor sed copying, duplication, reproduction or distribution of ttiis BIMCO SmartCon document wili constitL..te an infringement of 31MCO's capyri�ht. E,cplaniltorv notes are available from BIMCO at www.bimco arg First published m 1974 as BAi�ECON A ,3nd 8. Amal,1tarnated and revised in :19B9 Revised 2001 1..

ADDITIONAL CLAUSES TO MN "TOVE KNUTSEN" BAREBOAT CHARTER PARTY DATED 13th AUGUST, 2025 a partial loss, then, the Owners shall not unreasonably withheld or delay giving such consent or authority. In the absence of such prior written consent the money shall be paid to the Owners or the Owners' bank. In case of repair work being expected within a range of USO 3,000,000 to USO 10,000,000, the Charters will inform the Owners of details in a timely manner The Charterers shall upon the request of the Owners provide such information as may be reasonably requested by the Owners in relation to the insurances of the Vessel. The Charters shall, not later than the Delivery Date, either take out and effect or procure that the Charterers take out and effect the following insurance at the Charters' expense on and in respect of the Vessel and shall, throughout the Charter Period, maintain the said insurances effective with such reputable insurer or insurers at the Charterers' own expense. (a) Hull and Machinery insurance shall be taken out and maintained to be effective in the joint names of both the Charterers and the Owners as co-assured with the insurers against such fire and usual marine risks; and (b) P&I Club insurance shall be effected by an entry or entries of the Vessel with or in any P&I Club to protect and indemnify the Owners as co-assured and the Vessel against all P&I risks (including, but not limited to, pollution spillage and leakage risks). 38. Optional Periods There are no options to extend the Charter. 39. Purchase of the Vessel by the Charterers (a) The Charterers (or their guaranteed nominee) may exercise their purchase option (each purchase option ofthe Vessel set out herein being referred to asthe "Purchase Option") to purchase the Vessel from the Owners at the end of the Charter Period, for a purchase price of ****** (b) If any event of default under the Loan Agreement (an "Event of Default") occurs and is continuing under the Loan Agreement, the Owner shall notify the Charterer in writing that an Event ofDefault has occurred (such notice being called the "EoD Notice") and within one (1) months after receipt of the EoD Notice, the Charterer shall have the option to purchase the Vessel at the purchase option price of the outstanding bare boat charter balance indicated against the relevant time set out in in the "Outstanding BBC Principal Balance as per Schedule A attached hereto, (initially being ****** on delivery date and ending with ****** at the end of the bareboat charter after 120 months), to be settled within six (6) months or any longer period accepted by the Mortgagee in writing (each purchase price set out in this paragraph (a) and (b) being called the "Purchase Option Price") on a strictly "as is where is" basis. The Charterers shall pay such Purchase Option Price in cash to the Owners upon transfer of title to the Vessel pursuant to the Sale Contract under clause ( c) below. d